UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018
________________________
THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-32903	20-4531180
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

7001 East Belleview Avenue
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2018 (the “Closing Date”), The Western Union Company (“Western Union”) entered into an amended and restated credit agreement (the “New Credit Agreement”) providing for unsecured financing facilities in an aggregate amount of $1.50 billion with a syndicate of lenders including Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, in their respective capacities as Issuing Lenders, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Documentation Agents, and Citibank, N.A., as Administrative Agent for the lenders thereunder. The New Credit Agreement replaced and reevidenced the existing unsecured financing facility evidenced by the Credit Agreement, dated as of September 29, 2015 (as amended through the date hereof, the “Prior Credit Agreement”), among Western Union, the lenders party thereto and Citibank, N.A., as Administrative Agent.

The New Credit Agreement provides for a $1.50 billion revolving credit facility that includes a $250 million letter of credit subfacility. The New Credit Agreement contains customary representations, covenants and events of default, including certain covenants that limit or restrict Western Union’s ability to sell or transfer assets or enter into a merger or consolidate with another company, grant certain types of security interests, incur certain types of liens, impose restrictions on subsidiary dividends, enter into sale and leaseback transactions, or incur certain subsidiary level indebtedness, subject to certain exceptions. Western Union is also required to maintain compliance with a consolidated interest coverage ratio covenant. Interest due under the New Credit Facility is fixed for the term of each borrowing and is payable according to the terms of that borrowing. Generally, interest under the New Credit Agreement is calculated using a selected LIBOR rate plus an interest rate margin of 110 basis points. A facility fee on the total amount of the facility is also payable quarterly, regardless of usage. The applicable interest rate margin for borrowings and the facility fee percentage under the New Credit Agreement may vary from time to time based on changes in certain of Western Union’s credit ratings. The final maturity date of the New Credit Agreement is January 8, 2024, subject to extension in certain circumstances.

Also on the Closing Date, Western Union entered into an amended and restated term loan agreement (the “New Term Loan Agreement”) providing for an unsecured term loan facility in an aggregate amount of $950 million with a syndicate of lenders, Citibank, N.A., Mizuho Bank (USA), U.S. Bank National Association and Wells Fargo Bank, National Association, as Syndication Agents, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, Barclays Bank PLC, Fifth Third Bank, KeyBank National Association, PNC Bank, National Association and The Bank of Nova Scotia, as Documentation Agents, and Bank of America, N.A., as Administrative Agent for the banks thereunder. The New Term Loan Agreement replaced and reevidenced the existing unsecured term loan facility evidenced by the Term Loan Agreement, dated as of April 11, 2016 (as amended through the date hereof, the “Prior Term Loan Agreement”), among Western Union, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

The New Term Loan Agreement provides for a $950 million unsecured term loan facility, which permits Western Union to draw term loans on the Closing Date. In addition, Western Union has the option to increase the commitments under the New Term Loan Agreement, at any time after the Closing Date, in an aggregate amount up to $400,000,000. Any such increases would be subject to obtaining additional commitments from existing or new banks under the New Term Loan Agreement. To the extent any such increased commitments are obtained after the Closing Date, they must be funded in full at the time of the new commitment. The proceeds of the term loans may be used by Western Union to provide for the working capital and general corporate requirements of Western Union and its subsidiaries, including to pay any fees and expenses in connection with the New Term Loan Agreement and other related loan documents. The New Term Loan Agreement contains customary representations, covenants and events of default, including certain covenants that limit or restrict Western Union’s ability to sell or transfer assets or enter into a merger or consolidate with another company, grant certain types of security interests, incur certain types of liens, impose restrictions on subsidiary dividends, enter into sale and leaseback transactions, incur certain subsidiary level indebtedness or use proceeds in violation of anti-corruption or anti-money laundering laws, subject to certain exceptions. Western Union is also required to maintain compliance with a consolidated interest coverage ratio covenant. Interest due under the New Term Loan Agreement is fixed for the term of each borrowing and is payable according to the terms of that borrowing. Generally, interest under the New Term Loan Agreement is calculated using a selected LIBOR rate plus an interest rate margin of 125 basis points. The applicable interest rate margin for borrowings under the New Term Loan Agreement may vary from time to time based on changes in certain of Western Union’s credit ratings. In addition to the payment of interest, Western Union is required to make certain periodic amortization payments with respect to the outstanding principal of the term loans commencing after the second anniversary of the Closing Date. The final maturity date of the New Term Loan Agreement is January 8, 2024.

The foregoing summaries are qualified in their entirety by reference to the New Term Loan Agreement and New Credit Agreement, copies of which are filed herewith and incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the New Credit Agreement and the New Term Loan Agreement and the termination of the Prior Credit Agreement and the Prior Term Loan Agreement is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the New Credit Agreement and the New Term Loan Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit
10.1	Amended and Restated Credit Agreement, dated as of December 18, 2018, among The Western Union Company, the banks named therein, as lenders, Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, in their respective capacities as Issuing Lenders, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Documentation Agents, and Citibank, N.A., as Administrative Agent for the banks thereunder.

10.2	Amended and Restated Term Loan Agreement, dated as of December 18, 2018, among The Western Union Company, the banks named therein, as lenders, Citibank, N.A., Mizuho Bank (USA), U.S. Bank National Association and Wells Fargo Bank, National Association, as Syndication Agents, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, Barclays Bank PLC, Fifth Third Bank, KeyBank National Association, PNC Bank, National Association and The Bank of Nova Scotia, as Documentation Agents, and Bank of America, N.A., as Administrative Agent for the banks thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: December 20, 2018	By:	/s/ Stephanie Berberich
	Name:	Stephanie Berberich
	Title:	Assistant Secretary